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                                                                     Exhibit 4.2
                                                                     -----------


                             AEROQUIP-VICKERS, INC.
                                  3000 Strayer
                             Maumee, Ohio 43537-0050


                                January 30, 1999




First Chicago Trust Company of New York
P.O. Box 2535, Suite 4693
Jersey City, New Jersey  07303-2535
Attention:  John G. Herr

                                   Re:  Amendment No. 1 to the Rights Agreement
                                        ---------------------------------------

Dear Mr. Herr:

         Pursuant to Section 27 of the Rights Agreement (the "Rights Agreement"), dated February 7, 1999, between Aeroquip-Vickers, Inc. (the "Company") and First Chicago Trust Company of New York , as rights agent, the Company, by resolution duly adopted by its Board of Directors, hereby amends the Rights Agreement as follows:


         1. Section 1(j) of the Rights Agreement is hereby amended to read in its entirety as follows:

         (j) "Expiration Date" shall mean the earliest of (i) the Close of Business on the Final Expiration Date, (ii) the time at which the Rights are redeemed as provided in Section 23, (iii) the time at which all exercisable Rights are exchanged as provided in Section 24, or (iv) immediately prior to the Effective Time (as defined in the Merger Agreement).

         2. Section 1(n) of the Rights Agreement is hereby amended by adding the following new Section 1(nn) immediately thereafter:

         (nn) "Merger Agreement" means the Agreement and Plan of Merger, dated as of January 31, 1999, among the Company, Eaton Corporation, an Ohio corporation ("Parent") and Eaton Industries, Inc., an Ohio



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First Chicago Trust Company of New York
January 30, 1999
Page 2


         corporation and a wholly-owned subsidiary of Parent ("Merger Sub").

         3. Section 1 of the Rights Agreement is hereby amended by adding the following new paragraph at the end of that Section:

                  Notwithstanding anything in this Agreement to the contrary, none of Parent, Merger Sub, any of their respective Affiliates or Associates or any of their respective permitted assignees or transferees shall be deemed an Acquiring Person and none of a Distribution Date, a Share Acquisition Date, or a Triggering Event shall be deemed to occur or to have occurred, in each such case, by reason of the approval, execution or delivery of the Merger Agreement, the consummation of the Merger (as defined in the Merger Agreement) or the consummation of the other transactions contemplated by the Merger Agreement.

         4. The Rights Agreement shall not otherwise be supplemented or amended by virtue of this Amendment No. 1 to the Rights Agreement, but shall remain in full force and effect.

         5. Capitalized terms used without other definition in this Amendment No. 1 to the Rights Agreement shall be used as defined in the Rights Agreement.

         6. This Amendment No. 1 to the Rights Agreement shall be deemed to be a contract made under the laws of the State of Ohio and for all purposes will be governed by and construed in accordance with the laws of such State applicable to contracts to be made and performed entirely within such State.

         7. This Amendment No. 1 to the Rights Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

         8. This Amendment No. 1 to the Rights Agreement shall be effective as of, and immediately prior to, the execution and delivery of the Merger Agreement, and all references to the Rights Agreement shall, from and after such time, be deemed to be references to the Rights Agreement as amended hereby.




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First Chicago Trust Company of New York
January 30, 1999
Page 3

         9. Exhibits B and C to the Rights Agreement shall be deemed amended in a manner consistent with this Amendment No. 1 to the Rights Agreement.


                                             Very truly yours,

                                             AEROQUIP-VICKERS, INC.


                                             By:    /s/  James E. Kline
                                                  --------------------------
                                                  Name: James E. Kline
                                                  Title: Vice President and
                                                         General Counsel



Accepted and agreed to as of the
effective time specified above:

FIRST CHICAGO TRUST COMPANY OF NEW YORK


By:  /s/ Joanne Gorostiola
     -----------------------
     Name: Joanne Gorostiola
     Title: Assistant Vice President